UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2006

PATHMARK STORES, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-5287 (Commission File Number)	22-2879612 (IRS Employer Identification Number)

200 Milik Street, Carteret, New Jersey	07008
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (732) 499-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR  240.14d–2(b))

☐             Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01. Entry Into A Material Definitive Agreement

On May 15, 2006, the Compensation Committee of the Board of Directors of Pathmark Stores, Inc. (“Pathmark”) approved the grant of nonqualified stock options and restricted stock units to Robert Joyce (Executive Vice President – Human Resources) and Mark Kramer (Executive Vice President – Store Operations), who are listed in the Summary Compensation Table in the Proxy Statement for Pathmark’s upcoming Annual Meeting of Stockholders to be held on June 8, 2006, and certain other executive officers, effective as of May 15, 2006.

Messrs. Joyce and Kramer were each awarded (i) a nonqualified stock option to purchase an aggregate of 69,400 shares of Pathmark common stock, and (ii) a restricted stock unit representing 9,500 shares of Pathmark common stock. The awards were granted pursuant to Pathmark’s 2000 Employee Equity Plan, which was previously filed with the Securities and Exchange Commission. The nonqualified stock options and restricted stock units will vest ¼ per year over four years, commencing one year from the date of the grant, in each case, subject to continuous employment. A form of Nonqualified Stock Option Agreement and Restricted Stock Unit Agreement applicable to such awards are included herein as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibits

99.1	Form of Nonqualified Stock Option Award Agreement

99.2	Form of Restricted Stock Unit Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATHMARK STORES, INC.

Date: May 18, 2006	By:	/s/ Marc A. Strassler
	Name:	Marc A. Strassler
	Title:	Senior Vice President
and General Counsel

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